Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
October 26, 2005	CONTACT: Robert L. Schumacher
(276) 326-9000
First Community Bancshares, Inc. Announces Increased Third Quarter Earnings
     Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ): FCBC; (www.fcbinc.com) today reported earnings of $6.9 million for the third quarter of 2005, or $0.61 basic and diluted earnings per share. This compares favorably to, and is a 7.8% increase from, third quarter 2004 earnings of $6.4 million, or $0.57 diluted earnings per share. Net income for the first nine months of 2005 increased 17% to $19.1 million, or $1.68 diluted earnings per share, versus the same period in 2004.
     Income from continuing operations for the third quarter of 2005 was also $6.9 million, or $0.61 diluted earnings per share, an increase from $6.6 million, or $0.58 diluted earnings per share, from continuing operations in the third quarter of 2004. Year-to-date income from continuing operations was $19.2 million, or $1.69 per diluted share. Return on average equity from continuing operations for the third quarter of 2005 was 14.28%, compared to 13.24% for the second quarter of 2005. Return on average assets from continuing operations for the third quarter of 2005 was 1.40%, which was an increase compared to the first and second quarters of 2005.
     Net interest income for the third quarter of 2005 improved by 5.8%, or $1.0 million, compared to the same period in 2004, due primarily to an increase of $107 million in the average balance of loans held for investment from continuing operations. Year-to-date net interest income grew $3.7 million, or 7.2%, compared to the same period of 2004. Third quarter interest income on loans was $23.3 million, an increase of $3.3 million, or 17%. Year-to-date interest income on loans increased $10.0 million, or 18%, to $66.2 million compared to the same period in 2004.
     The growth experienced in loans throughout 2005 is due largely to increases in both the commercial and retail loan portfolios. Commercial loans grew at an annualized rate of 10% through the first nine months of 2005 on loan production of $300 million. The Bank’s de novo branches and loan production offices have contributed $76 million to loan growth in 2005.
     Third quarter 2005 tax-equivalent net interest margin from continuing operations remained strong at 4.33%. The third quarter margin is down from 4.51% for the second quarter of 2005, due mostly to the $50 million drawdown of an additional FHLB advance. The new FHLB funding is being used primarily to fund the growth in loans. Tax-equivalent net interest margin from continuing operations for the first nine months of 2005 was 4.43% compared to 4.40% for the first nine months of 2004. The continued strength in the net interest margin can be attributed to the recent increases in the prime lending rate, growth in loan portfolio, and the asset-sensitive nature of the balance sheet.
     Non-interest income from continuing operations for the third quarter of 2005 improved by $462 thousand, or 10%, compared to the second quarter of 2005. The increase in non-interest income was due mostly to securities gains, but also attributable to continued improvement in the areas of service charges on deposit accounts and all other service charges, commissions and fees. Service charges on deposit accounts increased $37 thousand, or 1.4%. All other service charges, commissions and fees increased $74 thousand, or 8.5%, compared to the second quarter of 2005. Included in other service charges, commissions and fees for the third quarter of 2005 are wealth management fees of $216 thousand. Wealth management revenues grew by $12 thousand, or 5.9%, compared to the second quarter of 2005. Gain on the sale of securities was $536 thousand, compared to $121 thousand in the prior quarter.
     Third quarter 2005 non-interest income from continuing operations increased $754 thousand, or 18%, compared to the third quarter of 2004. Compared to the third quarter of 2004, trust services income increased 8.4%, service charges on deposit accounts increased 8.1%, and other service charges, commissions and fees increased 30%.
     Total non-interest expense decreased $183 thousand, or 1.4%, compared to the prior quarter. Compared to the third quarter of 2004, non-interest expense increased $881 thousand, or 7.2%. Year-to-date non-interest expense increased $3.5 million to $38.9 million compared to same period of 2004. The increases are the result of the PCB acquisition in March 2004, the Company’s continued expansion through branching and loan production offices, increases in supporting infrastructure, and increased healthcare costs. The efficiency ratio at the end of the third quarter of 2005 continuing operations was 54.2%. First Community’s efficiency ratio continues to compare very favorably to peers.
     Credit quality remains sound with total delinquencies as a percent of total loans at 0.81% at September 30, 2005, compared with 0.80% and 0.83% at September 30 and December 31, 2004, respectively. The ratio of allowance for credit losses as a percent of loans held for investment of 1.13% compared to 1.32% at December 31, 2004. The provision for loan losses for the third quarter of 2005 was $1.1 million compared to the $1.2 million for the third quarter of 2004. The provision for the first nine months of 2005 was $2.8 million compared to $2.4 million for the same period in 2004. Changes in the provision are the result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses. Net charge-offs for the third quarter 2005 were $2.6 million compared to $1.1 million for the third quarter 2004. Net charge-offs year-to-date were $4.3 million compared to $2.6 million for the same period of 2004. The notable increase in net charge-offs for the third quarter of 2005 is the result of a charge-down to net realizable value of a single, previously disclosed potential problem loan which had been specifically reserved based on collateral evaluation, poor cash flow, and recent delinquency. This credit dates back to 1996 and performed according to terms until early third quarter 2005.
     During the third quarter, the Bank announced that it had entered into a definitive agreement to sell its Clifton Forge, Virginia, branch location. According to CEO John M. Mendez, the decision to sell the Clifton Forge office is part of the Company’s continuing effort to increase shareholder value through the ongoing evaluation of the branch network, and will provide additional capital for continued expansion in the Company’s targeted growth markets in the Southeast. The transaction is expected to result in an estimated pre-tax gain of approximately

$3.9 million, and is expected to be completed by year-end 2005, after obtaining required regulatory approvals.
     During the third quarter, the board of directors declared a dividend to stockholders of twenty-five and a half cents ($0.255). The dividend represents an increase of 2.0% over the $0.25 per share paid in the third quarter of 2004. The year 2005 is expected to be the 15th consecutive year of regular dividend increases to stockholders. Dividends have increased at an average annual rate of over 11% since 1990.
     Consolidated assets at September 30, 2005 increased $156.7 million, an 11% annualized growth rate, to $1.99 billion compared to $1.83 billion at the end of 2004. Deposits and customer repurchase agreements increased $102.9 million through September 30, 2005, an annualized growth rate of 9.3%. Total stockholders’ equity for the Company was $193.4 million at September 30, 2005, resulting in a book value per common share outstanding of $17.15 compared to $183.2 million and $16.29 per common share at December 31, 2004.
     The Company will host a conference call at 11:00 a.m. today, October 26, 2005, to discuss third quarter results. To listen to the conference call via webcast, please visit our website at www.fcbinc.com.
     First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.99 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-three full-service banking locations, six loan production offices, and two trust and investment management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ National Market under the symbol “FCBC.”
DISCLAIMER
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Per Share Data)(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2005	2004	2005	2004
Interest Income	Interest and fees on loans held for investment	$23,263	$19,953	$66,183	$56,195
	Interest on securities-taxable	2,904	2,960	7,755	9,659
	Interest on securities-nontaxable	1,783	1,642	5,597	4,985
	Interest on federal funds sold and deposits	343	94	737	395

	Total interest income	28,293	24,649	80,272	71,234

Interest Expense	Interest on deposits	6,296	4,702	16,805	13,830
	Interest on borrowings	3,276	2,246	8,471	6,092

	Total interest expense	9,572	6,948	25,276	19,922

	Net interest income	18,721	17,701	54,996	51,312
	Provision for loan losses	1,060	1,152	2,824	2,407

	Net interest income after provision for loan losses	17,661	16,549	52,172	48,905

Non-Interest Income	Fiduciary income	541	499	1,668	1,429
	Service charges on deposit accounts	2,660	2,461	7,431	6,722
	Other service charges, commissions and fees	949	728	2,634	2,000
	Gain on sale of securities	536	60	679	1,509
	Other operating income	346	530	912	1,435

	Total non-interest income	5,032	4,278	13,324	13,095

Non-Interest Expense	Salaries and employee benefits	7,260	6,807	22,030	19,582
	Occupancy expense of bank premises	1,000	913	2,911	2,659
	Furniture and equipment expense	855	735	2,452	2,108
	Amortization of intangible assets	112	112	333	287
	Other operating expense	3,891	3,670	11,189	10,737

	Total non-interest expense	13,118	12,237	38,915	35,373

	Income from continuing operations before income taxes	9,575	8,590	26,581	26,627
	Income tax expense continuing operations	2,641	1,968	7,372	6,817

	Income from continuing operations	$6,934	$6,622	$19,209	$19,810
	Loss from discontinued operations before tax	$(36)	$(1,266)	$(206)	$(5,531)
	Income tax benefit from discontinued operations	$(14)	$(1,054)	$(80)	$(2,006)

	Loss from discontinued operations	$(22)	$(212)	$(126)	$(3,525)

	Net income	$6,912	$6,410	$19,083	$16,285

	Basic earnings per common share (EPS)	$0.61	$0.57	$1.69	$1.45
	Diluted earnings per common share (DEPS)	$0.61	$0.57	$1.68	$1.44
	Basic earnings per common share-continuing operations	$0.61	$0.59	$1.70	$1.76
	Diluted earnings per common share-continuing operation	$0.61	$0.58	$1.69	$1.75
	Weighted Average Shares Outstanding:
	Basic	11,275,156	11,231,973	11,269,515	11,235,462
	Diluted	11,342,912	11,326,999	11,342,233	11,331,718
	For the period:
	Return on average equity	14.23%	13.06%	13.49%	12.30%
	Return on average equity-continuing operations	14.28%	17.33%	13.57%	14.97%
	Return on average assets	1.40%	1.22%	1.34%	1.21%
	Return on average assets-continuing operations	1.40%	1.65%	1.35%	1.49%
	Cash dividends per share	$0.255	$0.25	$0.765	$0.75
	At period end:
	Book value per share	$17.15	$16.08	$17.15	$16.08
	Market value	$29.34	$32.85	$29.34	$32.85

First Community Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except Share Data)(Unaudited)

		September 30,	December 31,
		2005	2004
Assets	Cash and due from banks	$48,122	$37,294
	Interest-bearing deposits with banks	47,822	17,452
	Securities available for sale (amortized cost of $421,801 September 30, 2005; $384,746, December 31, 2004)	424,631	388,678
	Securities held to maturity (fair value of $25,645 September 30, 2005; $35,610, December 31, 2004)	24,723	34,221
	Loans held for sale	1,377	1,194
	Loans held for investment, net of unearned income	1,321,221	1,238,756
	Less allowance for loan losses	14,486	16,339

	Net loans	1,306,735	1,222,417
	Premises and equipment	35,640	37,360
	Other real estate owned	1,690	1,419
	Interest receivable	10,175	8,554
	Other assets	25,312	20,923
	Intangible assets	61,287	61,310

	Total Assets	$1,987,514	$1,830,822

Liabilities	Deposits:
	Demand	$237,455	$221,499
	Interest-bearing demand	152,331	150,127
	Savings	375,027	385,134
	Time	681,225	602,304

	Total Deposits	1,446,038	1,359,064
	Interest, taxes and other liabilities	15,169	14,313
	Federal funds purchased	—	32,500
	Securities sold under agreements to repurchase	125,739	109,857
	FHLB and other indebtedness	207,180	131,855

	Total Liabilities	1,794,126	1,647,589

Stockholders’ Equity	Preferred stock, par value undesignated; 1,000,000 shares authorized; no shares issued and outstanding in 2005 and 2004	—	—
	Common stock, $1 par value; 25,000,000 and 15,000,000 shares authorized in 2005 and 2004, respectively;11,495,570 and 11,472,311 issued in 2005 and 2004, respectively; 11,273,248 and 11,250,927 outstanding in 2005 and 2004, respectively	11,496	11,472
	Additional paid-in capital	108,606	108,263
	Retained earnings	78,484	68,019
	Treasury stock, at cost	(6,897)	(6,881)
	Accumulated other comprehensive income	1,699	2,360

	Total Stockholders’ Equity	193,388	183,233

	Total Liabilities and Stockholders’ Equity	$1,987,514	$1,830,822

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(Dollars in Thousands Except Share and Per Share Data)

		As of and for the Quarter Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
		2005	2005	2005	2004	2004
Interest Income	Interest and fees on loans held for investment	$23,263	$22,192	$20,728	$20,518	$19,953
	Interest on securities-taxable	2,904	2,555	2,296	2,460	2,960
	Interest on securities-nontaxable	1,783	1,865	1,949	1,727	1,642
	Interest on federal funds sold and deposits	343	178	215	197	94

	Total interest income	28,293	26,790	25,188	24,902	24,649

Interest Expense	Interest on deposits	6,296	5,547	4,962	4,648	4,702
	Interest on borrowings	3,276	2,721	2,473	2,383	2,246

	Total interest expense	9,572	8,268	7,435	7,031	6,948

	Net interest income	18,721	18,522	17,753	17,871	17,701
	Provision for loan losses	1,060	1,073	691	264	1,152

	Net interest income after provision for loan losses	17,661	17,449	17,062	17,607	16,549

Non-Int Income	Fiduciary income	541	589	538	529	499
	Service charges on deposit accounts	2,660	2,623	2,148	2,400	2,461
	Other service charges, commissions and fees	949	875	810	770	728
	Gain (loss) on Securities	536	121	22	95	60
	Other operating income	346	362	204	440	530

	Total non-interest income	5,032	4,570	3,722	4,234	4,278

Non-Int Expense	Salaries and employee benefits	7,260	7,452	7,318	7,064	6,807
	Occupancy expense of bank premises	1,000	968	943	900	913
	Furniture and equipment expense	855	813	784	764	735
	Amortization of intangible assets	112	111	110	112	112
	Other operating expense	3,891	3,957	3,341	3,822	3,670

	Total non-interest expense	13,118	13,301	12,496	12,662	12,237

	Income before income taxes-continuing operations	9,575	8,718	8,288	9,179	8,590
	Income tax expense-continuing operations	2,641	2,494	2,237	2,969	1,968

	Income from continuing operations	6,934	6,224	6,051	6,210	6,622

	Loss before tax-discontinued operations	(36)	(39)	(131)	(215)	(1,266)
	Income tax benefit-discontinued operations	(14)	(15)	(51)	(84)	(1,054)

	Loss from discontinued operations	(22)	(24)	(80)	(131)	(212)
	Net income	6,912	6,200	5,971	6,079	6,410

Per Share	Basic EPS	$0.61	$0.55	$0.53	$0.54	$0.57
	Diluted EPS	$0.61	$0.55	$0.53	$0.54	$0.57
	Basic EPS from continuing operations	$0.61	$0.55	$0.54	$0.55	$0.59
	Diluted EPS from continuing operations	$0.61	$0.55	$0.53	$0.55	$0.58
Data	Cash dividends per share	$0.255	$0.255	$0.255	$0.25	$0.25
	Weighted Average Shares Outstanding:
	Basic	11,275,156	11,273,724	11,259,494	11,248,137	11,231,973
	Diluted	11,342,912	11,344,480	11,339,136	11,355,202	11,326,999
	Actual shares outstanding at period end	11,273,248	11,274,391	11,271,835	11,250,927	11,243,991
	Book Value per share at period end	$17.15	$16.83	$16.35	$16.29	$16.08
	Market Value per share at period end	$29.34	$32.50	$28.07	$36.08	$32.85

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(Dollars in Thousands Except Per Share Data)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004

Ratios:
Return on average assets	1.40%	1.31%	1.30%	1.32%	1.39%
Return on average assets-continuing operations	1.40%	1.32%	1.32%	1.35%	1.44%
Return on average equity	14.23%	13.19%	13.00%	13.20%	14.46%
Return on average equity-continuing operations	14.28%	13.24%	13.17%	13.48%	14.94%
Net yield on earning assets	4.33%	4.51%	4.47%	4.45%	4.33%
Net yield on earning assets-continuing operations	4.33%	4.51%	4.47%	4.45%	4.33%
Efficiency Ratio at end of period	54.52%	55.11%	55.52%	58.65%	59.73%
Efficiency Ratio at end of period-continuing operations	54.23%	54.75%	54.94%	53.19%	52.67%
Equity as a percent of total assets at end of period	9.73%	9.80%	9.77%	10.01%	9.90%
Equity as a percent of continuing assets at end of period	9.73%	9.80%	9.77%	10.01%	9.90%
Average earning assets as a percentage of average total assets	92.09%	91.95%	91.93%	91.92%	91.78%
Average earning assets-continuing as a percentage of average total assets continuing operations	92.09%	91.95%	91.93%	91.92%	91.78%
Average loans (not including loans held for sale) as a percentage of average deposits	92.94%	92.48%	91.21%	90.31%	88.63%

QTD :
Average Loans	$1,320,434	$1,299,358	$1,260,521	$1,234,932	$1,222,204
Average Earning Assets	$1,804,504	$1,739,147	$1,707,710	$1,684,058	$1,689,565
Average Earning Assets-continuing operations	$1,804,504	$1,739,147	$1,707,710	$1,684,058	$1,680,982
Average Total Assets	$1,959,583	$1,891,333	$1,857,645	$1,832,023	$1,840,911
Average Total Assets-continuing operations	$1,959,583	$1,891,333	$1,857,645	$1,832,023	$1,831,596
Average Deposits	$1,420,799	$1,405,086	$1,381,929	$1,367,365	$1,379,000
Average Deposits-continuing operations	$1,420,799	$1,405,086	$1,381,929	$1,367,365	$1,378,953
Average Equity	$192,648	$188,532	$186,332	$183,258	$176,369
Taxable Equivalent Net Interest Income	$19,691	$19,535	$18,833	$18,824	$18,374
Taxable Equivalent Net Interest Income-continuing operations	$19,691	$19,535	$18,833	$18,824	$18,314
Average Interest-bearing deposits	$1,187,958	$1,176,779	$1,162,230	$1,143,060	$1,160,880
Average Interest-bearing deposits-continuing operations	$1,187,958	$1,176,779	$1,162,230	$1,143,060	$1,160,880

First Community Bancshares, Inc.
Quarterly Performance Summary
Balance Sheets

			(Dollars in Thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004

Cash and due from banks	$48,122	$43,415	$34,328	$37,294	$37,400
Interest-bearing deposits with banks	47,822	64,488	48,942	17,452	17,678
Securities available for sale	424,631	381,540	372,585	388,678	391,623
Securities held to maturity	24,723	29,854	32,009	34,221	34,719
Loans held for sale	1,377	1,075	1,182	1,194	1,163
Loans held for investment, net of unearned income	1,321,221	1,296,728	1,282,546	1,238,756	1,229,270
Less allowance for loan losses	14,486	15,984	16,543	16,339	16,233

Net loans	1,306,735	1,280,744	1,266,003	1,222,417	1,213,037
Premises and equipment	35,640	35,796	35,869	37,360	36,499
Other real estate owned	1,690	975	1,389	1,419	1,636
Interest receivable	10,175	9,476	9,124	8,554	8,770
Other assets	25,312	26,496	23,895	20,923	22,302
Intangible assets	61,287	61,399	61,510	61,310	61,715

Total Assets	$1,987,514	$1,935,258	$1,886,836	$1,830,822	$1,826,542

Deposits:
Demand	$237,455	$235,217	$220,741	$221,499	$218,818
Interest-bearing demand	152,331	150,112	154,316	150,127	152,191
Savings	375,027	350,189	364,933	385,134	382,468
Time	681,225	662,381	661,882	602,304	609,076

Total Deposits	1,446,038	1,397,899	1,401,872	1,359,064	1,362,553
Interest, taxes and other liabilities	15,169	15,122	15,625	14,313	14,616
Federal funds purchased	—	—	—	32,500	—
Securities sold under agreements to repurchase	125,739	125,285	128,244	109,857	111,481
FHLB and other indebtedness	207,180	207,231	156,822	131,855	157,060

Total Liabilities	1,794,126	1,745,537	1,702,563	1,647,589	1,645,710

Preferred Stock	—	—	—	—	—
Common stock, $1 par value	11,496	11,496	11,491	11,472	11,470
Additional paid-in capital	108,606	108,639	108,576	108,263	108,280
Retained earnings	78,484	74,444	71,116	68,019	64,752
Treasury stock, at cost	(6,897)	(6,864)	(6,804)	(6,881)	(7,029)
Accumulated other comprehensive income (loss)	1,699	2,006	(106)	2,360	3,359

Total Stockholders’ Equity	193,388	189,721	184,273	183,233	180,832

Total Liabilities and Stockholders’ Equity	$1,987,514	$1,935,258	$1,886,836	$1,830,822	$1,826,542

First Community Bancshares, Inc.
Selected Financial Information
(Dollars in Thousands)

		As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004

Asset Quality Analysis:
Allowance for Credit Losses:
Beginning balance	$16,597	$16,543	$16,339	$16,233	$16,160
Provision for Credit Losses	907	1,294	691	264	1,152
Charge-offs	(3,037)	(1,638)	(844)	(718)	(1,312)
Recoveries	479	398	357	560	233

Net charge-offs	(2,558)	(1,240)	(487)	(158)	(1,079)

Ending balance	$14,946	$16,597	$16,543	$16,339	$16,233

Nonperforming Assets:
Nonaccrual loans	$5,417	$4,132	$6,419	$5,168	$3,679
Foreclosed real estate	1,690	975	1,389	1,419	1,636
Repossessions	14	29	26	1	40
Loans 90 days or more past due & still accruing	—	—	—	—	—

Nonperforming assets	$7,121	$5,136	$7,834	$6,588	$5,355

Loans 90 days or more past due & still accruing as a percentage of loans held for investment	0.00%	0.00%	0.00%	0.00%	0.00%

Asset Quality Ratios:
Nonaccrual loans and leases as a percentage of loans held for investment	0.41%	0.32%	0.50%	0.42%	0.30%
Nonperforming assets as a percentage of:
Total assets	0.36%	0.27%	0.42%	0.36%	0.29%
Total assets-continuing	0.36%	0.27%	0.42%	0.36%	0.29%
Loans held for investment plus foreclosed property	0.54%	0.40%	0.61%	0.53%	0.44%
Net charge-offs as a % of average loans held for investment	0.19%	0.10%	0.04%	0.01%	0.09%
Allowance for credit losses as a percentage of loans held for investment	1.13%	1.28%	1.29%	1.32%	1.32%
Ratio of allowance for credit losses to nonaccrual loans	2.76	4.02	2.58	3.16	4.41

Restructured loans performing according to modified terms	$313	$327	$344	$354	$368